                                                                    Exhibit 21.1


               Midcoast Energy Resources, Inc., and Subsidiaries

                        Subsidiaries of the Registrant

                                                                           Year of
                         Name                                             Formation                Domicile            Ownership
- ------------------------------------------------------------------     -------------------    -------------------    -------------
Mid Louisiana Gas Company                                                     1953            Delaware                  100%
Creole Gas Pipeline Corporation                                               1962            Louisiana                 100%
Midcoast Interstate Transmission, Inc.                                        1966            Alabama                   100%
H&W Pipeline Corporation*                                                     1976            Alabama                   100%
Nugget Drilling Corporation*                                                  1982            Minnesota                 100%
Tennessee River Intrastate Gas Company, Inc.                                  1986            Alabama                   100%
Mid Louisiana Gas Transmission                                                1987            Delaware                  100%
Magnolia Pipeline Corporation                                                 1989            Alabama                   100%
Midcoast Marketing, Inc.                                                      1991            Texas                     100%
Midcoast Holdings No. One, Inc.                                               1993            Delaware                  100%
Magnolia Resources, Inc.                                                      1996            Mississippi               100%
Magnolia Gathering, Inc.                                                      1996            Alabama                   100%
Arcadia/Midcoast Pipeline of New York L.L.C.                                  1996            New York                   50%
Midcoast Gas Pipeline, Inc.                                                   1997            Texas                     100%
Pan Grande Pipeline, L.L.C.                                                   1996            Texas                      70%
Texana Gas Pipeline - A Joint Venture                                         1995            Texas                      50%
Midcoast Energy Marketing, Inc.                                               1998            Delaware                  100%
Midcoast Gas Services, Inc.                                                   1998            Delaware                  100%
Midcoast Del Bajio S. de R.L. de C.V.                                         1998            Mexico                     50%
Midcoast Canada Capital, Inc.                                                 1999            Canada                    100%
Midcoast Canada Operating Corporation                                         1999            Canada                    100%
Dufour Petroleum, Inc.                                                        1999            Mississippi               100%
Flare, LLC                                                                    1999            Alabama                   100%
Midcoast Nova Scotia L.P. Corp.                                               2000            Canada                    100%
Midcoast Nova Scotia G.P. Corp.                                               2000            Canada                    100%
Alberta Limited Partnership                                                   1999            Canada                    100%
Midcoast Canada Energy Services, Inc.*                                        2000            Canada                    100%
Midcoast Kansas Pipeline, Inc.                                                1999            Delaware                  100%
Midcoast Kansas General Partner, Inc.                                         1999            Delaware                  100%
MarGasCo Partnership                                                          1999            Oklahoma                  100%
Kansas Pipeline Company General Partnership                                   1999            Kansas                    100%
Mid-Kansas Partnership                                                        1999            Kansas                    100%
Riverside Pipeline Co.  Limited Partnership                                   1999            Kansas                    100%
Bamagas Company                                                               2000            Delaware                  100%
Midcoast Anadarko Energy Services LLC                                         2000            Nevada                    100%
Midcoast Anadarko Gas Services LLC                                            2000            Nevada                    100%
Midcoast Louisiana Liquids, Inc.                                              2001            Delaware                  100%
Phoenix Gas Liquids Company, Inc.                                             1987            Louisiana                 100%
Phoenix Gas Transport, Inc.                                                   1991            Louisiana                 100%
Seacrest Company, LLC                                                         1999            Texas                      70%
Southern Industrial Gas Corp.                                                 1962            Louisiana                 100%
*  Presently Inactive



                                      62